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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933



                                CSX CORPORATION
            (Exact name of registrant as specified in its charter)



COMMONWEALTH OF VIRGINIA                           62-1051971
(State or other jurisdiction         (I.R.S. Employer Identification Number)
of incorporation or organization)



                               ONE JAMES CENTER
                             901 EAST CARY STREET
                           RICHMOND, VIRGINIA 23219
                                (804) 782-1400
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)



                     1987 LONG-TERM PERFORMANCE STOCK PLAN
                           (Full title of the Plan)



                             PETER J. SHUDTZ, ESQ.
                                GENERAL COUNSEL
                                CSX CORPORATION
                               ONE JAMES CENTER
                             901 EAST CARY STREET
                           RICHMOND, VIRGINIA 23219
                                (804) 783-1400
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)





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                CALCULATION OF REGISTRATION FEE
                -------------------------------

- ---------------------------------------------------------------
                            Proposed    Proposed
                            Maximum     Maximum
Title of        Amount      Offering    Aggregate  Amount of
Securities to   to be       Price Per   Offering   Registration
be Registered   Registered  Share       Price      Fee
- ---------------------------------------------------------------
Common Stock
$1.00 par
value         5,000,000(1)   $67.63(2)  $338,150,000 $116,603.45

- ---------------------------------------------------------------

         (1) The maximum number of shares of Common Stock of CSX Corporation (the "Company") that may be offered and sold hereunder.

         (2) Estimated pursuant to Rule 457(c) solely for purposes of calculating the registration fee. Based on the average of the high and low prices for the Common Stock reported in the consolidated reporting system of the New York Stock Exchange on December 16, 1994.






























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PART II.  INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         The Company and the 1987 Long-Term Performance Stock Plan (the "Plan") hereby incorporate by reference into this Registration Statement the documents listed below, which have been filed with the Securities and Exchange Commission (the "Commission").

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

         (b) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Company's annual report referred to in
(a) above.

         (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-B filed on September 25, 1980 under Section 12 of the Exchange Act, as amended by Amendment Number 1 filed with the Commission on June 17, 1988.

         Each document or report subsequently filed by the Company and the Plan with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement.
Each document or report incorporated into this Registration Statement by reference shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

Item 4.  Description of Securities
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not Applicable.










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Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         Article 10 of the Virginia Stock Corporation Act provides, in general, for indemnification by a corporation of any person threatened with or made a party to any action, suit or proceeding by reason of the fact that he or she is, or was, a director, officer, employee or agent of such corporation. Indemnification is also authorized with respect to a criminal action or proceeding where the person had no reasonable cause to believe that his conduct was unlawful.

         Article VII of the Company's Amended and Restated Articles of Incorporation provides for mandatory indemnification of directors and officers against liability incurred by them in proceedings instituted or threatened against them by third parties, or by or on behalf of the Company itself, relating to the manner in which they performed their duties unless they have been guilty of willful misconduct or of a knowing violation of the criminal law.

         The Company's Amended and Restated Articles of Incorporation also provide that in every instance permitted under Virginia corporation law in effect from time to time, the liability of a director or officer of the Company to the Company or its shareholders arising out of a single transaction, occurrence or course of conduct shall be limited to one dollar.

         The Company maintain standard policies of officers' and directors' liability insurance.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits
         --------

         See Index to Exhibits.

Item 9.  Undertakings
         ------------

         The undersigned registrant hereby undertakes or acknowledges:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
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           (2)  That, for the purpose of determining any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and each filing of the Plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




















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                          SIGNATURES

The Registrant.
- --------------

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on December 22, 1994.

                              CSX CORPORATION



                              By: /s/GREGORY R. WEBER
                                  -------------------
                                  Gregory R. Weber
                                  Vice President, Controller and Treasurer
                                  (Principal Accounting Officer)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


John W. Snow                        Chairman of the Board and
                                    Director, President, Chief Executive
                                    Officer and Director
                                    (Principal Executive Officer)(a)


James Ermer                         Senior Vice President-Finance
                                    (Principal Financial Officer)(a)


Edward L. Addison                   Director(a)


Elizabeth E. Bailey                 Director(a)


Robert L. Burrus, Jr.               Director(a)


Bruce C. Gottwald                   Director(a)


John R. Hall                        Director(a)


Robert D. Kunisch                   Director(a)


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Hugh L. McColl, Jr.                 Director(a)


James W. McGlothlin                 Director(a)


Southwood J. Morcott                Director(a)


Charles E. Rice                     Director(a)


William C. Richardson               Director(a)


Frank S. Royal                      Director(a)


William B. Sturgill                 Director(a)



(a)/s/PETER J. SHUDTZ
   -------------------
   Peter J. Shudtz
   Attorney-in-Fact
   December 22, 1994



























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The Plan.
- ---------

         Pursuant to the requirements of the Securities Act of 1933, the members of the Plan Committee have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on December 22, 1994.

                             1987 LONG-TERM PERFORMANCE STOCK PLAN

                             By: /s/GREGORY R. WEBER
                                 -----------------------------
                                 Gregory R. Weber
                                 Attorney-in-Fact








































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